Exhibit 21.1

GENERAL MOTORS FINANCIAL COMPANY, INC.

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Ownership %	State or Jurisdiction of Incorporation or Organization
AmeriCredit Financial Services, Inc.	100%	Delaware
ACF Investment Corp.	100%	Delaware
AFS SenSub Corp.	100%	Nevada
General Motors Financial of Canada, Ltd.	100%	Ontario
AFS Management Corp.	100%	Nevada
AmeriCredit Funding Corp. XI	100%	Delaware
AmeriCredit Syndicated Warehouse Trust	100%	Delaware
AmeriCredit Consumer Loan Company, Inc.	100%	Nevada
ACAR Leasing Ltd.	100%	Delaware
APGO Trust	100%	Delaware
GM Financial Canada Leasing Ltd.	100%	Ontario
GMF Leasing LLC	100%	Delaware
GMF Leasing Warehouse Trust	100%	Delaware
GM Financial Management Trust	100%	Delaware
GM Financial Consumer Discount Company	100%	Pennsylvania
GMF Wholesale Receivables LLC	100%	Delaware
GMF Floorplan Owner Revolving Trust	100%	Delaware
Ally Mexico Holdings LLC	100%	Delaware
Ally Credit, S.A. de D.V. Sociedad FInanciera de Objeto Múltiple, Entidad No Regulada	100%	Mexico
Servicios GMAC, S.A. de C.V.	100%	Mexico
GMAC Commercial Automotriz Chile S.A.	100%	Chile
GMAC Automotriz Limitada	100%	Chile
GMAC Colombia S.A. LLC	100%	Delaware
GMAC Financiera de Colombia S.A. Compañía de Financiamiento	100%	Colombia
GMAC Servicios S.A.S.	100%	Colombia
GMAC Holdings UK Limited	100%	United Kingdom
GMAC UK plc	100%	United Kingdom
GMAC Leasing GmbH	100%	Austria
GMAC Suisse SA	100%	Switzerland
GMAC Management GmbH	100%	Germany
GMAC Germany GmbH & Co. KG	100%	Germany
GMAC Bank GmbH	100%	Germany
GMAC Financial Services GmbH	100%	Germany
Master Lease Germany GmbH	100%	Germany
GMAC Leasing GmbH	100%	Germany
GMAC Real Estate GmbH & Co. KG	100%	Germany
GMAC Financial Services AB	100%	Sweden
GMAC Handelsbolag	100%	Sweden
GMAC PEARL B.V.	100%	Netherlands
GMAC Lease B.V.	100%	Netherlands
GMAC Nederland N.V.	100%	Netherlands
GMAC Continental Corporation	100%	Delaware
Masterlease Europe Renting, S.L.	100%	Spain
GMAC España Financiación, S.A.	100%	Spain
GMAC Italia SpA	100%	Italy
GMF Europe Holdco Limited	100%	United Kingdom
GMF Europe LLP	100%	United Kingdom
General Motors Financial UK Limited	100%	United Kingdom
GMF Global Assignment LLC	100%	Delaware
GMF International LLC	100%	Delaware
Banco GMAC S.A.	100%	Brazil
General Motors Investment Participacoes Ltda.	100%	Brazil
General Motors Holdings Participacoes Ltda.	100%	Brazil
GMAC Administradora de Consorcios Ltda.	100%	Brazil
GMACI Corretora de Seguros S.A.	100%	Brazil
GMAC Prestadora de Servicos de Mao de Obra Ltda.	100%	Brazil